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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report on Warner Cable Communications - Kingsport, Tennessee Division, a division of Time Warner Entertainment Company, L.P., dated May 11, 1996 in the Registration Statement (Form S-4 Amendment 1) and related Prospectus of InterMedia Capital Partners IV, L.P. and InterMedia Partners IV, Capital Corp. for the registration of $292,000,000 11 1/4% Senior Notes due 2006.



                                                /s/ ERNST & YOUNG LLP
                                                ERNST & YOUNG LLP

Denver, Colorado
November 25, 1996